CUMMINS ENGINE COMPANY, INC.
                     ____________________________
                             EXHIBIT 10(d)
                             _____________
         SUPPLEMENTAL LIFE INSURANCE AND DEFERRED INCOME PLAN
         ____________________________________________________

                    Effective as of January 1, 1986
                    Amended as of September 22, 1967
                    Amended as of January 12, 1989
                    Amended as of February 14, 1989


                             Introduction
                             ____________

Cummins Engine Company, Inc. (the "Company") has previously determined that it is appropriate to establish a supplemental life insurance and deferred income program (the "Program") for officers and other key employees of the Company, so as to provide increased protection and liquidity for the officers, key employees and their families and to establish a mechanism to provide them with additional retirement income. The Company has established a trust (the "Trust") for the purpose of accumulating assets and holding title to property intended to be used to provide benefits under the Program and certain other benefit plans of the Company.

                        Article I.  Definitions
                        _______________________


Section 1.1.
____________

"Change of Control" means the occurrence of any of the following:
(i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted in whole or in part into cash, other securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (as such term is used in Sections 13(d) (3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall become the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors ("Voting Shares"), as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director during such 2-year period was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such 2-year period, or (v) any other event shall occur that would be required to be reported in response to Item 6(e) or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

Section 1.2.
____________

"Executive" means: (i) an individual who becomes an officer of the Company prior to attainment of age 60 and who has elected to participate in the Program in accordance with Article II or (ii) any other employee of the Company who is from time to time designated by the Board of Directors as an executive eligible to participate in the Program and who has elected to participate in the Program in accordance with Article II.

Section 1.3.
____________

"Joint Annuitant" means the spouse of an Executive who qualifies as the Executive's Joint Annuitant under the Retirement Plan.

Section 1.4.
____________

"Program" means this plan, the Cummins Engine Company, Inc.
Supplemental Life Insurance and Deferred Income Program.

Section 1.5.
____________

"Retirement Plan"  means the Cummins Engine Company, Inc. Retirement
Plan "A".

Section 1.6.
____________

"Supplemental Life Annuity" means the benefit payable to an Executive hereunder.

Section 1.7.
____________

"Survivor Benefit" means the benefit payable to an Executive's Joint Annuitant following the Executive's death after his retirement.

Section 1.8.
____________

"Trustee" means the Trustee at the time under the Trust.

                      Article II.  Participation
                      __________________________

An Executive shall commence participation in the Program following his execution of a form provided by the Company authorizing periodic payroll deductions in amounts sufficient to pay the Executive's share of the premiums on life insurance policies on the Executive's life. From time to time the Executive shall also complete any forms required by, and submit to any necessary physical examinations requested by, an insurance carrier.

                   Article III.  Insurance Policies
                   ________________________________
Section 3.1.
____________

An Executive shall be covered by one or more insurance policies with an aggregate face value of approximately three times the Executive's base salary. All such policies shall be owned by the Trustee. Additional policies will be purchased as the Executive's salary is increased, except that no incremental policy will be purchased in a face amount of less than $20,000, and salary increases after the Executive attains age 55 shall not be taken into account.

Section 3.2.
____________

(a) The annual premium payable with respect to policies on the Executive's life will be paid in part by the Executive, with any remaining amount paid by the Trustee. The Executive shall be required to pay only that portion of the premium equal to the amount that would be included in the Executive's income for Federal income tax purposes if the entire premium were paid by the Trustee for the Company. Such amount shall be determined annually in accordance with Internal Revenue Service rules and regulations.

(b) The Company's share of the annual premium shall be paid by the Trustee from the assets of the Trust, including, in the discretion of the Trustee, by borrowing against the value of any policies on the life of the Executive.

                      Article IV.  Death Benefits
                      ___________________________

Upon the death of the Executive prior to his retirement from the Company, the death benefits payable under the policies shall be paid
(a) to the Trustee to the extent and in the amount of the total premiums paid by the Company and the Trustee, and not previously reimbursed, under the policies on the life of the Executive and (b) to the Executive's beneficiary, as designated on an appropriate insurance company form, to the extent of the remainder; provided, however, that in no event shall a death benefit payment be made to an Executive's beneficiary in an amount greater than three times the Executive's annual base salary at the time of his death or, if earlier, upon his attainment of age 55.

                    Article V.  Retirement Benefits
                    _______________________________

Section 5.1.
____________

An Executive who retires under the Retirement Plan on or after his attainment of age 65 shall receive from the Trustee, beginning as of the first day of the month following the Executive's retirement, in monthly installments, a Supplemental Life Annuity in an annual amount equal to 30 percent of the Executive's base pay in effect upon the earlier of his attainment of age 55 or his date of retirement.

Section 5.2.
____________

Following the Executive's death after his retirement, a survivor benefit equal to 50 percent of the monthly amount that had been payable to the Executive shall be paid to the Executive's Joint Annuitant; provided, however, that if the Executive had not received retirement payments for at least 15 years prior to his death, his Joint Annuitant shall be entitled to receive the same monthly benefit that was payable to the Executive for the remainder of such 15-year period. If the Executive should die prior to his receipt of benefits for 15 years and without leaving a Joint Annuitant, or if his Joint Annuitant should die before the expiration of such 15-year period, a lump-sum payment of the commuted value of the remaining benefit due to be paid over the 15-year period shall be paid to the Executive's designated beneficiary or, if none, to his children per stirpes, or to his estate if no descendants survive him.

Section 5.3.
____________

If an Executive becomes disabled and he is entitled to benefits under the Company's Long-term Disability Plan, the Trustee shall pay all insurance premiums under the policies for the duration of his disability.

Section 5.4.
____________

If an Executive's retirement occurs prior to his attainment of age 65, but after satisfying the requirements for early retirement under the Retirement Plan, he shall be entitled to receive early retirement benefits under the Program as follows: (a) if the Executive is eligible for unreduced benefits under the Retirement Plan, the benefit that otherwise would be payable at age 65 pursuant to Section 5.1; (b) if the Executive's benefit under the Retirement Plan is actuarially reduced because of early commencement, the benefit otherwise payable under Section 5.1 shall be reduced by .5 percent for each full month that benefits commence before the Executive's attainment of age 65.

                     Article VI.  Vested Benefits
                     ____________________________

An Executive who leaves the employ of the Company prior to becoming eligible for an early retirement benefit under the Retirement Plan shall be entitled to a percentage of his Supplemental Life Annuity in accordance with the following table:

      Years of  Service                 Percentage
      ________________                  _________

         Less than 5                        0
              5                             25
              6                             40
              7                             55
              8                             70
              9                             85
             10                            100

The percentage of his Supplemental Life Annuity so determined shall be payable to the Executive upon his attainment of age 65. At the election of the Executive, early commencement of his benefit may begin as of the first day of any month beginning after his attainment of age 55, reduced as provided in Section 5.4.

                Article VII.  Accelerated Distribution
                ______________________________________

Immediately following a Change of Control, an Executive who is entitled to benefits under the Plan, other than by reason of having vested benefits pursuant to Article VI, shall become vested in 100 percent of his Supplemental Life Annuity and, notwithstanding anything in Article V to the contrary, any Executive shall be eligible to receive an amount equal to the actuarial equivalent lump-sum value of the Supplemental Life Annuity accrued to the date of such Change of Control and remaining to be paid under the Program.

The lump-sum equivalent of the Life Annuity benefit payable shall be calculated assuming: (a) the interest rate used by the Pension Benefit Guaranty Corporation in determining the value of immediate benefits as of the immediately preceding January 1; (b) the mortality tables in Attachment A; and (c) solely for the purpose of reducing the benefit for early commencement, that the Executive, other than one who is entitled to benefits pursuant to Article VI, has already met the conditions for unreduced benefits under the Retirement Plan at the earliest possible time, taking into consideration the Executive's age and service with the Company.

                   Article VIII.  Gross-up Payments
                   ________________________________

If payment of the Supplemental Life Annuity pursuant to Article VII (the "Lump Sum") causes the Lump Sum and any other payments made in connection with a Change of Control (together with the Lump Sum, the "Total Payments") to be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code, the Company shall pay the Executive an additional amount (the "Gross-up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax paid or payable (and not grossed-up under a similar provision of another plan or program sponsored by the Company) on the Lump Sum and such other Total Payments and any Federal, state and local income tax and Excise Tax upon the payment provided for by this Article VIII, shall be equal to the Lump Sum and such other Total Payments. If any of such other Total Payments are subject to the Excise Tax without regard to the Lump Sum, a Gross-up Payment shall be made, but shall only be equal to the increase in the Excise Tax (plus any Federal, state and local income tax and Excise Tax on such Gross-up Payment) arising solely as a result of the Lump Sum.

For purposes of determining whether any of the payments described above will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Executive in connection with a Change of Control of the Company, whether payable pursuant to the terms of the Program or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a change in control of the Company or any corporation affiliated (or which, is a result of the completion of a transaction causing a change of control, will become affiliated) with the Company within the meaning of Section 1504 of the Code shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive the payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code either in their entirety or in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax; (ii) the amount of the payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the payments or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (i), above); and
(iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to pay Federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of payment, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of payment, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and Federal and state and local income tax imposed on the Gross-up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax and/or a Federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in
Section 1274(d) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the Gross-up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

                      Article IX.  Miscellaneous
                      __________________________

Section 9.1.
____________

The Company shall be under only a contractual obligation to make payments to an Executive, Joint Annuitant or other beneficiary referred to herein when due, and then only to the extent such payments are not made from the Trust.

Section 9.2.
____________

Nothing contained herein shall confer any right on an Executive to be continued in the employ of the Company or shall affect the right of the Executive to participate in and receive benefits under and in accordance with any pension, profit-sharing, incentive compensation or other benefit plan or program of the Company.

Section 9.3.
____________

This Program shall continue in force with respect to any Executive until the completion of any payments due hereunder and shall be binding upon any successor to substantially all the assets of the Company. The Company may, however, at any time, amend the Program to provide that no additional benefits shall accrue with respect to any Executive under the Program; provided, however, that no such amendment shall deprive any Executive, Joint Annuitant or other beneficiary of any benefit that accrued under the Program prior to such amendment. The Company may also, at any time, amend this Program retroactively or otherwise if and to the extent that such action is deemed appropriate in light of government regulations or other legal requirements.

Section 9.4.
____________

No right or interest of an Executive, Joint Annuitant or other beneficiary under this Program shall be subject to voluntary or involuntary alienation, assignment or transfer of any kind.

Section 9.5.
____________

The administration of this Program shall be the responsibility of the Vice President - Personnel of the Company, or such other person or entity as the Company shall designate. Decisions of such administrator of the Program shall be final and binding upon the Company and upon Executives, Joint Annuitants and beneficiaries.

Section 9.6.
____________

This Program shall be construed, regulated and administered for all purposes according to the laws of the State of Indiana and the United States.

Section 9.7.
____________

This Program shall be effective as of January 1, 1986.